Exhibit 16.1

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050

July 9, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

     Re: ILLUMITRY CORP.

Dear Sirs/Madams:

The undersigned Harris & Gillespie CPA's, PLLC previously acted as independent accountants to audit the financial statements of Illumitry Corp. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated July 9, 2015 of Illumitry Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,


/s/ HARRIS & GILLESPIE CPA'S, PLLC
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